Project Collaboration and Profit Sharing Agreement

This Project Collaboration and Profit Sharing Agreement (“Agreement”), made on October 3, 2013 is entered into by and between Kevin T. Mulhearn (“Mulhearn”) 60 Dutch Hill Rd, Suite 15, Orangeburg, New York 10962, and OSL Holdings, Inc (“OSL”) 60 Dutch Hill Rd, Suite 15, Orangeburg, New York 10962. It is therefore agreed between the parties, the terms specified below:

1. Purpose. The parties have entered into this Agreement to provide finance, development and marketing for OSL Holdings, Inc.’s launch of its Shop4Equality marketing program.

2. Capital. The cash contributions from each of the parties, for the purpose of this Agreement, is the sum set after the name of each party as follows:

Kevin Mulhearn	$550,000.00
OSL Holdings, Inc	$0.00

The above contributions are due and payable to OSL upon execution of this Agreement. Mulhearn will surrender and waive any further interest in $300,000 of promissory notes due from OSL (for which he had previously contributed $300,000) and Mulhearn has contributed an additional $250,000 in cash. Mulhearn has also separately acquired 5,100,000 shared of common stock of the Company

Upon execution of this Agreement OSL shall authorize and promptly issue $500,000 shares (the “Initial Shares”) of its common stock to Mulhearn as partial consideration for his investment herein. Such shares will be valued at par.

$300,000 in notes currently held by Mulhearn shall be cancelled by Mulhearn, OSL will maintain a record of Mulhearn’s capital account which will be adjusted monthly or more frequently. Mulhearn’s capital contribution will be administered by OSL who will have exclusive authority to make expenditures on OSL’s behalf. Mulhearn will be provided with monthly accountings and the opportunity, upon reasonable notice to OSL, to examine (with an accountant of his choosing) all or part of the books and records of OSL.

3. Percentage Interest In The Project. The initial respective percentage interest in the profits and losses of the Shop4Equality project shall be, respectively, as follows:

Kevin Mulhearn will receive 100% of the first $350,000 in losses, 45% of the first $500,000 in gains, and 10% thereafter unless reduced pro-rata by other investors’ interests until November 15, 2013;

OSL Holdings, Inc. will receive 0% of the first $550,000 in losses, 45% of the first $500,000 in gains, and 80% thereafter until November 15, 2013;

After November 15, 2013 ownership in the Shop4Equality profit and losses shall be OSL 100% and Mulhearn 0%. (Designated charities are expected to receive 10% of profits). On January 30, 2014, OSL shall issue to Mulhearn shares of its common stock valued as of January 15, 2014, at an amount equal to $1,000,000 less gains distributed to Mulhearn. (Such shares referred to as “Buyout Shares” and are issuable only if less than $1,000,000 has been distributed to Mulhearn). The obligations of OSL are hereby guaranteed and secured by the assets of OSL, including the name Shop4Equality and the related URLs owned by OSL, all software owned by OSL, all contracts between OSL and partner organizations, and all cash and/or receivables of OSL.

4. Additional Investors. OSL may enter into similar financing agreements with other investors and if such other agreements are entered into, Mulhearn’s percentage ownership interest and share of profit and losses shall be reduced pro rata. The Initial Shares and the Buyout Shares will not be affected if other investors participate. OSL is expressly permitted to accept other investors in its sole discretion.

5. Duties of Joint Venturers. The duties of Kevin Mulhearn are: provide capital to finance development and marketing of Shop4Equality. The duties of OSL Holdings, Inc are: Manage the process of developing and marketing Shop4Equality including managing expenditure of Mulhearn’s capital contribution of $550,000 and operation of the rewards program and issue the Initial Shares and the Buyout Shares.

6. Legal Title to the Project. The Parties agree that the legal title to the Shop4Equality property and assets, , shall remain in the name of the OSL.

7. Transfers Of Parties’ Interests. Except as otherwise expressly permitted herein, no Party may sell, transfer, assign or encumber its interest in this Agreement, without the prior written consent of the other Party, until January 15, 2014 when OSL becomes the sole owner and this Agreement will cease to have any effect or control on OSL as it will be null and void. Any attempt to transfer or encumber any interest in the venture in violation of this Section shall be null and void.

8. Compliance. The parties agree to use their best efforts to comply with applicable IRS and SEC requirements if such action is necessary to effectuate this Agreement and comply.

9. Termination. Upon delivery of the above-stated Buyout Shares to Mulhearn this Agreement shall terminate and Mulhearn shall have no further obligations to OSL and Mulhearn shall have no continuing ownership in Shop4Equality or in any other OSL property except as a shareholder of the Buyout Shares, Initial Shares or any other shares acquired by Mulhearn separately from this Agreement. Upon such termination, Mulhearn’s security interest in the assets of OSL shall cease.

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10. Notice. Any notices to be given under this Agreement by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices must be addressed to the addresses of the parties as they appear in the introductory paragraph of this Agreement. Each party may change its address by written notice in accordance with this paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of 7 calendar days after mailing.

11. Waiver. Failure on the part of either Party to complain of any act of the other Party or to declare the other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder. No waiver of, or consent to, any breach or default shall be deemed or construed to be a waiver of, or consent to, any future breach or default.

12. Severability. If any provision of this Agreement or the application thereof shall be determined by a court of competent jurisdiction to be invalid and unenforceable, the remainder of this Agreement and the application of the other provisions herein contained shall not be affected thereby, and all such other provisions shall remain effective and in force and shall be enforced to the fullest extent permitted by law.

13. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties, and their heirs, successors and assigns.

14. Duplicate Originals. This Agreement may be executed in duplicate, with each such duplicate to be considered an original for all purposes.

15. Construction of Agreement. (a) The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision thereof. (b) As used herein, the word “person” shall include the individuals, corporations, partnerships and other entities of any type. In this Agreement, the use of any gender shall be applicable to all genders, and the singular shall include the plural, and the plural shall include the singular.

16. Other Activities of Parties. Any Party may engage in other business ventures of every nature and neither the Party nor the other Party shall have any right in such independent ventures or the income and profits derived therefrom.

17. Entire Agreement. This Agreement is intended by the Parties to be the final expression of their agreement and the complete and exclusive statement of the terms thereof, notwithstanding any representations or statements to the contrary heretofore made.

18.  Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of New York without regard for conflicts of laws principles. Each Party hereby expressly consents to the personal jurisdiction of the state and federal courts located in the state of New York for any lawsuit filed there against any party to this Agreement by any other party to this Agreement concerning the joint venture or any matter arising from or relating to this Agreement.

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In witness whereof, the Parties have signed and sealed this Agreement.

Executed by the Parties named above with the intent of being legally bound.

/s/ Kevin T. Mulhearn	10/3/2013
Kevin T. Mulhearn	Date

/s/ Eric Kotch
OSL Holdings, Inc.	Date
BY: Eric Kotch, President

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